As filed with the Securities and Exchange Commission on May 18, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MYOVANT SCIENCES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	98-1343578
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 1, 3rd Floor 11-12 St. James’s Square London SW1Y 4LB United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

2016 Equity Incentive Plan
(Full title of the plans)

Matthew Lang
General Counsel and Corporate Secretary
Suite 1, 3rd Floor
11-12 St. James’s Square
London
SW1Y 4LB
United Kingdom
Telephone: +(44) 207-400-3351
 (Name, address and telephone number, including area code, of agent for service)

Copies to:
Kenneth L. Guernsey
Cooley LLP
101 California Street, 5th Floor
San Francisco, CA 94111
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Shares, $0.000017727 par value per share	3,593,359 shares (2)	$12.77	$45,887,194.43	$5,956.16

 (1)          Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional common shares of the Registrant (“Common Shares”) that become issuable under the Myovant Sciences Ltd. 2016 Equity Incentive Plan, as amended (the “2016 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding Common Shares.

 (2)          Represents an automatic increase equal to 4% of the total number of Common Shares outstanding on March 31, 2020, to the aggregate number of Common Shares reserved for issuance under, and which annual increase is provided by, the 2016 Plan.

 (3)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act. The offering price per share and the aggregate offering price are based upon $12.77, which is the average of the high and low prices of the Common Shares as reported on the New York Stock Exchange on May 11, 2020, rounding up to the nearest cent.

REGISTRATION OF ADDITIONAL SHARES

 PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Myovant Sciences Ltd. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,593,359 additional Common Shares under the 2016 Plan, all of which were added pursuant to the provisions of the 2016 Plan that provided for an automatic increase in the number of Common Shares reserved and available for issuance under the 2016 Plan on April 1, 2020.

This Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 6, 2019 (Registration No. 333-233059, November 8, 2018 (Registration No. 333-228277) and May 17, 2017 (Registration No. 333-218057). In accordance with the instructional note to Part I of Form S-8 as promulgated by the Commission, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)     The contents of the Registrant’s Registration Statements on Form S-8, filed with the Commission on August 6, 2019 (Registration No. 333-233059), November 8, 2018 (Registration No. 333-228277) and May 17, 2017 (Registration No. 333-218057).

(b)     The Registrant’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020, filed with the Commission on May 18, 2020.

(c)     All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since March 31, 2020 (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items).

(d)     The description of the Registrant’s Common Shares contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on October 24, 2016 (File No. 001-37929) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Description of Document	Schedule/Form	File No.	Exhibit	Filing Date
3.1	Certificate of Incorporation.	S-1	333-213891	3.1	09/30/2016
3.2	Memorandum of Association.	S-1	333-213891	3.2	09/30/2016
3.3	Fifth Amended and Restated Bye-Laws.	10-Q	001-37929	3.3	02/10/2020
5.1*	Opinion of Conyers Dill & Pearman Limited as to legality.
99.1	2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.5	10/20/2016
99.2	Forms of Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.6	09/30/2016
99.3	Form of Amendment No.1 to the Stock Option Grant Notice and Option Agreement under 2016 Equity Incentive Plan, as amended.	10-Q	001-37929	10.1	11/12/2019
99.4	Form of Early Exercise Stock Purchase Agreement under 2016 Equity Incentive Plan, as amended.	S-1	333-213891	10.7	09/30/2016
99.5	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2016 Equity Incentive Plan, as amended.	10-K	001-37929	10.30	05/24/2019
99.6	Form of Restricted Stock Unit Grant Notice and Award Agreement under 2016 Equity Incentive Plan, as amended (2019 Form).	10-Q	001-37929	10.2	11/12/2019
99.7	Form of Restricted Stock Award Agreement under 2016 Equity Incentive Plan, as amended.	10-K	001-37929	10.31	05/24/2019
23.1*	Consent of Independent Registered Public Accounting Firm.
23.2*	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5.1).
24.1*	Power of Attorney (included on the signature page to this Registration Statement).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brisbane, State of California, on May 18, 2020.

MYOVANT SCIENCES LTD.

By:	/s/ Matthew Lang
Matthew Lang
General Counsel and Corporate Secretary

POWER OF ATTORNEY

 KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lynn Seely, M.D., Frank Karbe, and Matthew Lang, each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn Seely	Principal Executive Officer and Director	May 18, 2020
Lynn Seely

/s/ Frank Karbe	Principal Financial and Accounting Officer	May 18, 2020
Frank Karbe

/s/ Myrtle Potter	Chairman and Director	May 18, 2020
Myrtle Potter

/s/ Terrie Curran	Director	May 18, 2020
Terrie Curran

/s/ Mark Guinan	Director	May 18, 2020
Mark Guinan

/s/ Adele Gulfo	Director	May 18, 2020
Adele Gulfo

/s/ Hiroshi Nomura	Director	May 18, 2020
Hiroshi Nomura

/s/ Kathleen Sebelius	Director	May 18, 2020
Kathleen Sebelius